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               DRUEN, DIETRICH, REYNOLDS & KOOGLER
                         ATTORNEYS AT LAW
                       ONE NATIONWIDE PLAZA
                       COLUMBUS, OHIO 43216

                          (614) 249-7452
                    FACSIMILE:  (614) 249-2418

BRIAN M. BACON     ANGELA R. JETT      CHRISTINE A. NESS     THERESA R. SCHAEFER
THOMAS E. BARNES   LEROY JOHNSTON, III PETER J. OESTERLING** W. JOSEPH SCHLEPPI
ROGER A. CRAIG     MARK B. KOOGLER     RANDALL L. ORR        DAVID E. SIMAITIS
RAE ANN DANKOVIC*  WALTER R. LEAHY     ROBERT M. PARSONS     KENT N. SIMMONS
ELIZABETH A. DAVIN GEORGE K. MACKLIN   THOMAS J. PRUNTE      DINA A. TANTRA
THOMAS W. DIETRICH RANDALL W. MAY      ARLENE L. REILLY      LEE A. THORNBURY
W. SIDNEY DRUEN    M. LINDA MAZZITTI   LUCINDA A. REYNOLDS   PHILIP W. WHITAKER
JOHN D. GILLESPIE  DAVID A. MEYER      DANIEL R. RUPP        DAVID L. WHITE
JEANNE A. GRIFFIN  SANDRA L. NEELY     ANNE DANZA SAXON      STEVEN L. ZISSER


               Practice limited to Nationwide Insurance Companies and
                              their associated companies

* Practice limited to the State of Michigan      ** Practice limited to the
                                                    State of Pennsylvania

September 10, 1997

HAND DELIVERED

Nationwide Life and Annuity Insurance Company
One Nationwide Plaza
Columbus, Ohio 43216

Ladies and Gentlemen:

We have prepared the Registration Statement filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Flexible Premium Variable Universal Life Insurance Policies to be sold by Nationwide Life and Annuity Insurance Company ("Nationwide") and to be issued and administered through Nationwide VL Separate Account-C. In connection therewith, we have examined the Articles of Incorporation, Code of Regulations and Bylaws of Nationwide, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio Laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

    1. Nationwide is a stock life insurance corporation duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life insurance and annuity contracts.

    2. Nationwide VL Separate Account-C has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

    3. The issuance and sale of the Flexible Premium Variable Universal Life Insurance Policies have been duly authorized by Nationwide. As issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the Policies will be legal and binding obligations of Nationwide in accordance with their terms, except that clearance must be obtained, or the contract form must be approved, prior to the issuance thereof in certain jurisdictions.

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Nationwide Life and Annuity Insurance Company
September 9, 1997
Page 2


We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the Caption "Legal Opinions" in the prospectus contained in the Registration Statement.




Very truly yours,




DRUEN, DIETRICH, REYNOLDS & KOOGLER


/s/ Brian M. Bacon

Brian M. Bacon
Counsel